UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of `1934

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TECHNOLOGIES SCAN CORP.
(Name of Registrant As Specified in Charter)

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TECHNOLOGIES SCAN CORP.
12100 Singletree Lane
Suite 186
Eden Prairie, Minnesota 55344

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Authorized Amendment") to change the name from "Technologies Scan Corp." to "PetVivo Holdings Inc." (the "Name Change").

These actions were approved by written consent on March 21, 2014 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock as of the record date of March 21, 2014 have approved the Authorized Amendment as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about April 5, 2014.

For the Board of Directors

By:	/s/ John Lai
Name:	John Lai
Title:	Chief Executive Officer

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Technologies Scan Corp. (the "Company") as of March 21, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Authorized Amendment.

"We," "us," "our," the “Registrant” and the "Company" refers to Technologies Scan Corp., a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Technologies Scan Corp., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation to change the name of the Company from "Technologies Scan Corp." to "PetVivo Holdings Inc." (the "Authorized Amendment").

On March 21, 2014, the Company obtained the approval of the Authorized Amendment by written consent of the stockholders that are the record owners of 3,210,205,804 shares of common stock, which represents an aggregate of approximately 85.58% of the voting power as of March 21, 2014. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) John Lai holding of record 1,771,769,312 shares of common stock (47.14%); (ii) John F. Dolan holding of record 358,593,390 shares of common stock (9.54%); (iii) Gel-Del Technologies Inc. holding of record 703,055,020 shares of common stock (18.71%); (iv) David Master holding of record 349,761,041 shares of common stock (9.31%); and (v) Randall Meyer holding of record 349,761,041 shares of common stock (9.31%).

The Authorized Amendment cannot be effectuated until ten (10) days after the filing of this Information Statement and after the filing of the amended Articles of Incorporation with the Nevada Secretary of State with respect to the Name Change.

The date on which this Information Statement will be sent to stockholders will be on or about April 5, 2014 and is being furnished to all holders of the common stock of the Company on record as of March 21, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended December 31, 2013, September 30, 2013 and June 30, 2013, the Annual Report on Form 10-K for fiscal year ended March 31, 2013, and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, September 30, 2012 and June 30, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 612-296-7305. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Authorized Amendment. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 3,750,946,480 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 3,210,205,804 votes, which represents approximately 85.58% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Authorized Amendment described herein in a unanimous written consent dated March 21, 2014.

PROPOSAL I
AMENDMENT OF THE ARTICLES OF INCORPORATION
TO EFFECT THE NAME CHANGE

On March 21, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Name Change. The Amendment is reflected in the Form of Certificate of Amendment to the Articles of Incorporation to be filed with the Nevada Secretary of State.

Purpose and effect of the Name Change

In accordance with the evolution of the Company's future business operations , our Board of Directors believes that the amendment to the Articles of Incorporation to change the name from "Technologies Scan Corp." to "PetVivo HoldingsInc," is necessary in light of the prospective future business operations of the Company.

Securities Exchange Agreement. On March 11, 2014, the Board of Directors of the Company authorized the execution of that certain securities exchange agreement dated March 11, 2014 (the "Securities Exchange Agreement") among the Company, PetVivo Inc., a Minnesota corporation ("PetVivo"), and the shareholders of PetVivo who hold of record the total issued and outstanding shares of common stock of PetVivo (the “PetVivo Shareholders”). In accordance with the terms and provisions of the Securities Exchange Agreement, the Company shall acquire all of the issued and outstanding shares of stock of PetVivo from the PetVivo Shareholders, thus making PetVivo its wholly-owned subsidiary, in exchange for the issuance to the PetVivo Shareholders of an aggregate 2,310,939,804 shares of its restricted common stock of the Company. In further accordance with the terms and provisions of the Securities Exchange Agreement: (i) John Lai was appointed as the President/Chief Executive Officer, Chairman and a member of the Board of Directors; and (ii) John F. Dolan was appointed as the Secretary and Treasurer/Chief Financial Officer and a member of the Board of Directors.

Thus, this represented a change in control of the Company and a change in business operations. Therefore, based on the change in control of the Company, the business operations of the Company changed to that of PetVivo involving innovative biomedical devices, which the Company will focus on the licensing and commercialization for pets or pet therapeutics. New management of the Company believes that it can leverage the investments in the human biomaterials and medical device industries to commercialize therapeutics to pets in a capital and time efficient way. Its strategy is to in-license proprietary products from human medical device companies specifically for use in pets. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than the more stringently regulated pharmaceuticals. PetVivo has secured exclusive rights to its first product, an osteoarthritis medical device, which has been shown to be both safe and efficacious. New management believes the administration of these initial therapeutic devices exceeds the benefits of those found in current remedies. Therefore, the commercialization of PetVivo’s initial therapeutic devices will provide veterinarians and pet owners safe, effective, and long-lasting treatments to improve the pet’s quality of life. Thus, the Name Change will effectively reflect the new business operations of the Company.

PetVivo, has also recently entered into an exclusive license agreement and manufacturing and supply agreement with Gel-Del Technologies, Inc. PetVivo has licensed protein-based biomaterials for the treatment of pain and inflammation associated with osteoarthritis in canine and equine. PetVivo believes that its treatment is superior to current methodology of using NSAID’s. NSAID’s have many side effects in canines and the company’s treatment has less to none of the side effects. PetVivo believes that there are opportunities to expand into the bovine and feline markets.

PetVivo plans to commercialize its products in the United States through distributor relationships and complemented by the use of social media educating and informing the pet owners, and in Europe and rest of world through commercial partners.

The foregoing is a summary description of the terms and conditions of the Securities Exchange Agreement and does not purport to be complete and is qualified in its entirety by reference to the Securities Exchange Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K with the Securities and Exchange Commission on March 13, 2013.

The Board of Directors, therefore, believes that the name "PetVivo Holdings Inc." will better reflect the evolution of the Company's future business operations.

Effective Time of the Name Change Amendment

We intend to file, as soon as practicable on or after the tenth (10th) day after the definitive Inormation Statement is filed and sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Name Change with the Secretary of State of Nevada. The Authorized Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that a definitive Information Statement is filed sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Name Change.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 85.58% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Name Change. The Name Change will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 4,000,000,000 shares of common stock, par value $0.001 per share of which 3,210,205,804 shares were outstanding on March 21, 2014. All of the outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is First American Stock Transfer, 4747 North 7th Street, Suite 170, Phoenix, Arizona 85014.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Authorized Amendment. The securities that are entitled to vote approval of the Authorized Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on March 21, 2014, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on March 21, 2014 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 4,000,000,000 shares of common stock authorized with a stated par value of $0.001, of which 3,210,205,804 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 85.58% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company

John Lai		President/Chief Executive Officer and a Director

John F. Dolan		Secretary, Treasurer/Chief Financial Officer and a Director

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

John Lai. Mr. John Lai has over thirty years of senior operations and financial experience and has served as president, chief financial officer and director of a number of corporations with a record of facilitating acquisitions, business launches, reverse mergers, and driving production revenue growth. Mr. Lai is recognized as an expert in the Powersports industry. He is on the expert consulting staff of Cohen research in NYC. Mr. Lai also contracts out to give analysis on the Powersports industry to mutual funds such as Janus, Neuberger Bergmen, and Fidelity.

Mr. Lai currenty serves as chief executive officer and chairman of PetVivo since inception in 2013. PetVivo, based in Minneapolis, Minnesota, is an emerging biomedical device company focused on the licensing and commercialization of innovative medical devices for pets, or pet therapeutics. Mr. Lai also currently serves as chief executive officer and a director of Blue Earth Resources from 2012. Blue Earth, based in Burnsville, Minnesota, engages in the acquisition, operation and management of majority working interests inproducing oil and gas leases haveing wells in certain major oilfields of the United States. Its current oil and gas properties include producing oil and gaswells in northwestern Louisiana leases, which have many remaining undrilledlocations toprovide considerable future drilling and expansion opportunities for BlueEarth. Mr. Lai served as chief executive officer and a director of Rovrr Inc. from 2008-2011, which offers advanced marketing solutions and proven methodologies to deliver successful social media monetization applications with high user acceptance. Mr. Lai served as president and director of Viper Powersports since inception in 2002-2008. He was responsible for raising $28million in private equity. He managed the design and production of four of the state of the art American made cruisers and engine platforms in the motorcycle industry. He also negotiated the acquisition of Thor Inc. and two pending acquisitions within the Powersports industry. Mr. Lai has also served as a director and chief financial officer of Buyitnow.com from 1996-1999 where he managed the completion of a $35,000,000 private placement through Paine Webber. He was responsible financial operations and forecasting with revenues over $40,000,000 and 100 employees.

Mr. Lai served as an advisor to Tech-Squared and raised private capital, which later became Digital River (DRIV), where he provided advice on financing options, management team. Mr. Lai formed Genesis Capital Group, Inc. in 1992 as a Merchant Banking boutique focused on mergers and acquisitions, reverse mergers, deal structuring, and equity placements. Genesis Capital will commit its own capital to bring a transaction to its fruition. Mr. Lai has benefitted from years of networking within the industry to solve problems and situations in the small cap arena. Mr. Lai has completed over five transactions since the early 1990’s.

Prior to forming Genesis Capital Group, Inc. in 1992, he held varies positions at investment firms. Between 1985 - 1992, Mr. Lai held positions at banking firms based in Chicago IL and NYC, NY. and Mpls, MN. He has been active in several charitable organizations. Mr. Lai has been quoted in Dow Jones News, Investors Daily ,Minnesota Business Journal, Wall Street Journal, Finance and Commerence and several other business publications.

John F. Dolan. Mr. John Dolan as served as a director of PetVivo. Mr. Dolan is also corporate and intellectual property counsel for Holt Power Group Inc. Prior to joining Holt Power Group Inc., Mr. Dolan was a shareholder in Fredrikson & Byron's intellectual property group and was a co-chair of its Cleantech group. Mr. Dolan works with corporations to strategically secure and protect domestic and foreign patent rights in a variety of technologies, including chemical compounds and compositions, industrial processes, films and coatings, biomass and biomaterials, mechanical devices, food products, packaging, recycled and building materials, biofuels and other renewable energies.

Mr. Dolan also advises companies on all aspects of intellectual property asset protection as well as technology and corporate development. Consultations include projects related to technology transfer and licensing, intellectual property due diligence in mergers, acquisitions and investments, product clearance analysis and opinions, business plan development, corporate set-up and structure strategies and patent litigation.

Mr. Dolan has also assisted entrepreneurs in the formation and development of new companies and has provided target identification and negotiation services related to venture funding, strategic partnering, licensing and merger and acquisitions. Mr. Dolan was also the founder of a company that commercialized a green technology where he crafted the strategy for the development, protection and utilization of unique intellectual property to raise capital, manufacture and commercialize products and license its technology.

Mr. Dolan has served as a patent examiner with the U.S. Patent and Trademark Office where he examined patent applications related to organic chemistry and biotechnology. This opportunity coupled with his legal experience has provided him a unique perspective of the intellectual property field.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended March 31, 2013.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer and those executive officers that earned in excess of $100,000 during fiscal years ended March 31, 2013 and 2012 (collectively, the “Named Executive Officers”):

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gilbert Pomerleau, CFO, Treasurer, Secretary and Director	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Ghislaine St-Hilaire, President and Director	2013 2012	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Option/SAR Grants in Fiscal Year Ended March 31, 2013

As of March 31, 2013, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested
Gilbert Pomerleau, CFO, Treasurer, Secretary and Director	0	0	0	0	0	0	0	0	0
Ghislaine St-Hilaire, President and Director	0	0	0	0	0	0	0	0	0
Danny Gagne, Executive Vice President(1)	0	0	0	0	0	0	0	0	0
_____________
(1) Mr. Gagne was appointed October 10, 2012 and resigned April 12, 2013.

STOCK OPTIONS//SAR GRANTS. No grants of stock options or stock appreciation rights were made during the fiscal year ended March 31, 2013.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
 AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of March 21, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of March 21, 2014, there were 3,210,205,804 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	John Lai 12100 Singletree Lane Suite 186 Eden Prarie, Minnesota 55344	1,771,769,312 shares President/CEO and Director	47.14%
Common Stock	John F. Dolan 12100 Singletree Lane Suite 186 Eden Prarie, Minnesota 55344	1,961,648,410 shares (2) Treasurer/CFO and Director	28.30%
Common Stock	All directors and named executive officers as a group (2 members)	3,733,417,722 shares (2)	99.53%
	5% or Greater Beneficial Owners
Common Stock	David B. Masters 1000 Westgate Drive Suite 127 St.Paul, Minnesota 55114	228,783,041 shares (3)	9.31%
Common Stock	Randall A.Meyer 1000 Westgate Drive Suite 127 St.Paul, Minnesota 55114	228,783,041 shares	9.31%
Common Stock	Gel-Del Technologies Inc. 1000 Westgate Drive Sutie 127 St. Paul, Minnesota 55114	703,055,020 shares	18.71%

(1)	Percentage of beneficial ownership of our common stock is based on 3,750,946,480 shares of common stock outstanding as of March 24, 2014.
(2)
Of the shares disclosed, Mr. Dolan directly holds 358,593,290 shares of record. Mr. Dolan is a director of Gel-Del Technologies Inc., and, therefore, together with David Masters, has dispositive authority and power over the shares held of record by Gel-Del Technologies Inc. Thus, the 703,055,020 shares held of record by Gel-Del Technoloiges Inc. is included as indirect beneficial ownership.

(3)
Of the shares disclosed, Mr. Masters directly holds 349,761,041 shares of record. Mr. Masters is a director and the chief executive officer of Gel-Del Technologies Inc. and, therefore, together with John Dolan, has dispositive authority and power over the shares held of record by Gel-Del Technologies Inc.  Thus, the 703,055,020 shares held of record by Gel-Del Technologies Inc. is included as indirect beneficial ownership.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or creation of preferred shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: the Quarterly Report on Form 10-Q for the quarters ended December 31, 2013, September 30, 2013 and June 30, 2013, the Annual Report on Form 10-K for fiscal year ended March 31, 2013, and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, September 30, 2012 and June 30, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

TECHNOLOGIES SCAN COPR.
12100 Singletree Lane
Suite 186
Eden Prairie, Minnesota 55344

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

By Order of the Board of Directors

Dated: March 24, 2014	By:	/s/ John Lai
John Lai
President/Chief Executive Officer and Director